UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2011

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA		95050
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer, Principal Financial and Accounting Officer

On March 9, 2011, David L. White advised us of his intention to resign as Executive Vice President and Chief Financial Officer of NVIDIA Corporation for personal reasons. Mr. White’s resignation is effective March 17, 2011. In order to accommodate a smooth transition of Mr. White’s responsibilities, we entered into a Transition and Consulting Agreement, dated March 15, 2011 (the “Agreement”) with Mr. White. Pursuant to the Agreement, Mr. White is expected to remain an NVIDIA employee until May 31, 2011 at his current base salary of $35,417 per month. Mr. White will also receive a lump sum payment of $128,333. From June 1, 2011 to August 31, 2011 (the “Consulting Period”), Mr. White is expected to serve as a consultant to NVIDIA reporting directly to Jen-Hsun Huang, our President and Chief Executive Officer. Mr. White will be paid $35,417 per month during the Consulting Period and NVIDIA will reimburse Mr. White for his COBRA medical premiums for up to 18 months. In connection with the Agreement, Mr. White granted NVIDIA a full release of all claims related to his employment with NVIDIA.

In addition, pursuant to our Fiscal 2011 Variable Compensation Plan, as amended, which is designed to provide variable cash compensation to certain officers, directors, managers and qualifying senior contributors upon the achievement of corporate and individual performance goals for the fiscal year from February 1, 2010 to January 30, 2011, Mr. White will receive $259,875 on March 31, 2011. Other participants under our Fiscal 2011 Variable Compensation Plan will also receive their incentive payments on March 31, 2011.

The foregoing summary of the Transition and Consulting Agreement is qualified in its entirety by the Transition and Consulting Agreement itself, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Interim Chief Financial Officer, Principal Financial and Accounting Officer

On March 15, 2011, Karen Burns was appointed to the position of Interim Chief Financial Officer and principal financial and accounting officer of NVIDIA Corporation, effective on or about March 17, 2011.

Ms. Burns, 43, has served as our Vice President, Corporate Controller and Tax, since December 2010. From October 2000 to December 2010, Ms. Burns has served as head of the tax department in various capacities, including Vice President from November 2007 to December 2010, Senior Director and Director and from April 2003 to November 2007, and Senior Manager from October 2000 to April 2003. Previous to NVIDIA, Ms. Burns served nine years in various capacities in tax and audit with KPMG, a global public accounting firm, in their Atlanta, London, and Silicon Valley based practices. Ms. Burns holds both a Bachelor and a Master of Accounting from Florida State University.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Transition and Consulting Agreement, dated March 15, 2011, between David L. White and NVIDIA Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation

Date: March 15, 2011	By:	/s/ David M. Shannon
David M. Shannon
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition and Consulting Agreement, dated March 15, 2011, between David L. White and NVIDIA Corporation.